EXHIBIT 21


                       ACE HARDWARE CORPORATION

                         LIST OF SUBSIDIARIES
                        (as of March 23, 1995)



                                                   NAME UNDER
                                STATE OF         WHICH SUBSIDIARY
SUBSIDIARY                    INCORPORATION       DOES BUSINESS


Ace Insurance Agency, Inc.      Illinois    Ace Insurance Agency, Inc.


AHC Realty Corporation          Illinois    AHC Realty Corporation


Loss Prevention Services,       Illinois    Loss Prevention Services,
Inc.                                        Inc.